Exhibit 99.3

Q4 21 Results and Investor Briefing

January 18, 2022 08:00 EST

Slides 1 and 2- Greeting: Stanley Martinez

Thanks, and hello to everyone. I’m Stanley Martinez, Syniverse’s VP of Investor Relations and I’m joined by our CEO Andrew Davies and our CFO Simeon Irvine. Welcome along to this webcast to share with you our preliminary, unaudited financial results for the fiscal fourth quarter and full fiscal year of 2021.

Earlier today, we posted a business update containing revenue highlights associated with those results for the fiscal quarter and full year periods ending November 30, 2021, on Business Wire and to our Agent’s portal for our First and Second Lien lenders. We concurrently posted a Presentation which we will use as a basis for guiding today’s prepared remarks into that portal, and it will also be posted on M3 Brigade Acquisition II Corporation’s investor relations website, and once it launches on our new investor relations website, investors.syniverse.com.

Beginning this quarter and in the interest of conforming our disclosures more closely to those of publicly listed peers in the Communications Platform as a Service or CPaaS segment, we have retitled “Direct Margin” or Revenue less variable cost of operations, as “Direct Profit.” This is only a change in naming so there’s no change to prior period calculations of Direct Margin. Page 18 of today’s presentation shows Direct Profit for the past nine quarters and there’s a reconciliation on page 20 between Gross Profit and Direct Profit for each period.

Now before we kick-off, you should also go check out our Legal Disclaimer on slides two and three. They state that some of our comments today contain forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. As such, they’re subject to risks and uncertainties described in our proxy filing with the SEC. Results could differ materially. Additional information on these and other risks are available in our financial data rooms for our credit investors and on MBAC’s IR website.

Andrew, over to you now to provide a business overview.

Slide 4- Andrew Davies- Business update

Thanks Stanley, Good morning etc., and thanks for joining us on today’s webcast.

Now for those of you who may be less familiar with Syniverse, we’re a company at the center of the global mobile ecosystem. At Syniverse, we “synthesize” or bring together the “universe” of global mobile networks and Enterprises. We enable mobile devices, data traffic and messages between carriers and between enterprises and carriers to flow seamlessly and securely at global scale. Syniverse enables mobile interoperability and allows breadth of connectivity with quality and security.

The mechanics of how mobile devices communicate across hundreds of separately managed, localized networks is a complex web of authorization, billing, authentication, and verification. Syniverse “makes mobile work” by simplifying that process through our proprietary translation protocols. And our software helps enable mobile interoperability between those networks. We have also built and perfected the world’s largest, directly connected Internetwork Packet Exchange or IPX network or “global superhighway” for voice and data traffic connecting mobile operators and messaging platforms. Our IPX routes a significant proportion of the world’s messaging traffic. That’s why Syniverse, is also “the world’s most connected company.”

No other company provides the combination of software and connectivity that powers the global mobile ecosystem’s operations, innovation, and cash flow.

Our connectivity and interoperability are critical to powering twin secular trends driving our growth. The evolution from 4G standards to standalone 5G networks is expediting the adoption of new services such as evolved mobility, private networks, advanced blockchain solutions for Clearing and Settlement, and Rich Communication Services, or RCS. These are each white space opportunities for Syniverse where our IPX network, breadth of distribution and our interoperability, all done at global scale and five nines quality give us a unique right to win.

Likewise, as consumers and businesses migrate from web and email communication toward messaging, Syniverse has an unrivaled reach of direct connections into over 500 carrier worldwide and the proprietary translation protocols to help our Enterprise & Carrier customers deliver the scale of mobile messages they require, with unrivaled quality, speed, capacity, and reliability.

The transition to 5G and to the next generation of mobile messaging features involving two-way communication, embedded video and transactions requires Carrier-grade, 5-9s quality all delivered at global scale. Simply put, that means, it needs Syniverse.

So, we’re well positioned to benefit from twin secular tailwinds from the transition from 4G to standalone 5G and the rise of messaging as the dominant form of mobile communications.

Our product launches are helping to power these trends. In Q4, we launched WhatsApp Business API on our Syniverse CPaaS Concierge to enhance customer engagement and brand awareness for enterprises who want to communicate with their customers over the WhatsApp platform. We’re helping our customers combine the immediacy and response rate of a messaging app like WhatsApp with the rich media content found elsewhere on the web, and we expect more APIs for other platforms throughout 2022.

Industry analysts are also recognizing our leadership on behalf of our customers. Kaleido Intelligence, which in Q3 named us the leading vendor for 5G roaming further identified us as the overall leader in mobile roaming during Q4. Gartner ranked us an industry leader in the “co-creation” model, which is where our Global Fortune 2000 customers are looking to us to enable their digital transformation to more messaging centric communications. And ROCCO, another industry research firm, named Syniverse a Tier One A2P or application to person messaging provider.

Our commitment to innovation sustains and propels that leadership and here’s a few examples. Today I can confirm that during the fourth quarter, a second Tier-1 North American Telecom Operator agreed to provision our “Evolved Mobility” or 3G to VoLTE roaming solution. The benefits to our Carrier customers are reduced 3G network op-ex and capex, protection of 3G roaming profit pools and more importantly, accelerating their 5G network rollout by repurposing 3G spectrum for 5G. In the fourth quarter we also saw an increasing number of customers take our Blockchain enabled clearing and settlement product or BCE. Evolved Mobility and BCE are just two examples of a solution only Syniverse can provide its Carrier customers. As with other standards, there can be network effects as more customers recognize the increased savings and monetization these solutions provide which means that customers who use these services on our network make our network even more valuable to other customers.

As Simeon will elaborate on in a few moments, we grew revenue 12% in FY21, met our full year adjusted EBITDA target of $210M and we’ve adopted FY 22 guidance for Revenue, Direct Profit and Adjusted EBITDA with the mid-point at or above our prior targets.

So we’re ready to meet the opportunity public ownership gives us to better serve our customers, and in so doing create long-term, sustainable value for our future shareholders. Along the way, I could not be prouder of each one of my +1,500 fellow Syniversians worldwide. We know that the mobile ecosystem doesn’t interoperate between hundreds of disparate networks and protocols or orchestrate between messaging platforms all on its own as if by magic - we make it happen.

We make it happen not only through our connectivity and software that enables the future of mobile communication, but also in our dedication to serve our customers and our communities worldwide. Thank you for your service to them and to each other this past quarter and throughout 2021.

My commitment and my team’s commitment to our future Syniverse shareholders is for sound stewardship and continued growth as the “world’s most connected company.” We’ll work to earn the trust of our public shareholders, just as we have for our customers daily for the past 35 years.

Over to you Simeon to walk through the Q4 financial results.

Slide 7 - Simeon Irvine - FY Results highlights

Thank you, Andrew, and thank you all for joining us on the call. I’m starting on slide 7 with our full-year results.

As Andrew has already noted, we met our EBITDA target and comfortably beat our revenue target for fiscal 2021.

2021 was the year we transitioned back to sustainable revenue growth – we grew by $81M, 12%. This was our fastest rate of revenue growth since 2013. Our group results are underpinned by our Enterprise segment, which I’ll discuss later in more detail.

And importantly, we have stabilized our Carrier business with Revenues excluding CDMA & Legacy products for the full year of $395 million.

Our Enterprise business continues to grow at a faster rate than our Carrier business and represented 42% of our Revenue for the year just ended compared to 32% in the prior year

Direct Profit of $422M was lower by approximately $19M, 4% from the full-year 2020. Our results for Direct Profit clearly illustrate our mix shift to Enterprise from Carrier, as Enterprise Direct Profit increased by over $27M for the full year offset by a $47M decrease from Carrier.

Excluding CDM&A Legacy, Direct Profit was stable at $398M.

As I’ve said on previous calls, we expect that mix shift in percentage terms to continue as we grow in messaging businesses containing message termination or MT fees and as our CDMA and legacy products continue to roll off. However, as our Enterprise Direct Profit grows and with the stabilization and then growth of our Carrier Direct Profit as 5G revenue comes online, we expect growth in absolute Direct Profit dollars during FY 22, as our guidance implies.

Adjusted EBITDA was higher by $1M for the full year despite the Direct Profit mix shift from higher margin Carrier to lower margin, but higher growth, Enterprise. By being focused and disciplined we minimized controllable costs, enabling us to successfully offset the Direct Profit mix shift while simultaneously securing the benefits of our transformation program, self-funding Enterprise growth and investing to support our transition back to public ownership.

Free Cash Flow was positive for the second year in a row, at $7.1M for the full year, significantly above internal expectations, as we continued to rigorously manage our working capital. Free Cash Flow is important to us because it enables us to invest in growth and to spin our flywheel of innovation and scale ever faster. Although we will not be providing a 2022 forecast for Free Cash Flow on this call, we intend to provide an outlook once we have more visibility on our run-rate interest expenses following the completion of our debt refinancing. I will say that we expect to have a significantly lower annual cash interest expense, even allowing for dividends on the preferred stock, because of both a lower gross debt and more favorable term loan pricing.

Slide 8 - Simeon Irvine – Q4 Results Highlights

Slide 8 shows highlights from our fourth quarter execution in more detail.

Revenue grew by $26M, 16% during the period; in-line with our previously stated CAGR through 2025. The Enterprise segment comprised 46% of total revenue, compared to 36% for the fourth quarter of 2020, evidencing our ongoing transformation from a roaming business to a messaging centric business, with the higher growth similar to that which has supported multiple expansion for our public peers in the market.

Carrier Revenues excluding CDMA & Legacy products grew by $2M or 2% to $97M.

Direct Profit decreased by $3.9M, 4% with growth from Enterprise being more than offset by declines in Carrier which in turn were largely due to declines in CDMA & Legacy.

Excluding CDMA & Legacy, Direct Profit grew by $1.3M, 1%.

Adjusted EBITDA was lower by $2M, 4% during the fourth quarter, with a reduction in Controllable Costs partially offsetting the decline in Direct Profit.

Slide 9- Simeon Irvine- Enterprise revenues

Turning now to slide 9, Enterprise Revenues increased during the fourth quarter by $30 million year-over-year, 50%, to $89.3 million from $59.3 million in 2020. We believe that this level of growth represents a more normalized trajectory as the third quarter reflected above average wholesale volumes.

Global Messaging Services revenue increased by 52% or $28M, driven by increased A2P volumes and new business in 10-digit long code, or 10DLC. As mentioned during our third quarter call, midway through the year a Tier One North American operator began imposing termination fees on 10DLC traffic, which we have passed through to our customers. Excluding these pass-through fees of $22M, Enterprise revenue grew $8M, or 13%, to $67.3M.

CPaaS revenue increased 39% mainly from expansion among existing customers. We’re continuing to find enterprises across the globe are keen to engage with their customers more meaningfully via mobile messaging. Our omni-channel CPaaS solutions allow for this enhanced engagement by providing our customers digital experiences over a range of message distribution channels.

These YoY growth rates in our two Enterprise product groups at 52% and 39%, respectively, are at or in line with industry growth trends and are above or in line respectively with our expected medium term growth rates in these lines of business.

Slide 10- Simeon Irvine- Carrier revenues

Turning now to the Carrier segment on slide 10.

Although Carrier revenues declined during the fourth quarter by $4M, 4%, to $103.5M, they grew by 2%, to $97.1M from $95.2M in the prior year period, excluding the run-off of CDMA and Legacy revenues.

Messaging Services revenues increased by $5.4M, 20%, from the prior year period reflecting the continuing benefit from the new carrier routes in the Asia Pacific region that I have highlighted previously.

In Outsourced Carrier Solutions strong growth in message monetization was more than offset by declines in CDMA & Legacy resulting in a decrease of $0.5M, 2%.

Global Network Services revenues decreased $8.9M from the prior year. In addition to a substantial decrease in CDMA & Legacy revenues, that we expected, as mentioned previously, ongoing international travel restrictions during the majority of Q4 constrained IPX and signaling volumes and resulting revenue. A return to revenue growth for these products is dependent on a reopening of international travel corridors most especially in the Asia Pacific region but also for the trans-Atlantic routes.

We remain confident in our Carrier segment’s rebound. Solutions such as BCE already contributed to our Q4 results and this together with 5G driven white space opportunities from products such as Evolved Mobility will contribute even more so in future quarters. We expect that this growth will be supplemented by a rebound in our Global Network Services and Outsourced Carrier Solutions businesses as roaming, especially transatlantic and trans-Asia Pacific, returns to pre-COVID levels.

Slide 11- Simeon Irvine- Direct Profit

Moving along to Direct Profit, slide 11 shows that our Direct Profit decreased $3.9M, 4%, from the prior year with a growth in Enterprise of $2.6M more than offset by the decline in Carrier of $6.5M. The decline in Carrier is almost entirely attributable to reductions in CDMA & Legacy.

Excluding the run-off of CDMA & Legacy products, Direct Profit grew by $1.3 million to $99.1 million

Direct Profit in Q4 again reflected the ongoing mix shift from Carrier to Enterprise that I addressed in our last two quarterly calls and, more thematically, it reflects an increased mix of lower percentage margin revenue streams containing MT fees in both Carrier and Enterprise. We expect these mix driven changes in Direct Profit to persist as Revenues containing MT fees grow faster than revenue streams without these costs. However, as our Fixed COGS are inherently highly scalable and we have a demonstrable track record on constraining our Adjusted SG&A costs we focus on managing the businesses based on Direct Profit generation.

Slide 12- Simeon Irvine - Controllable Costs

Turning to slide 12, our diligent focus on cost optimization and process reengineering delivered a net $2M decrease in controllable costs. With Transformation related savings more than offsetting increases to drive operational quality and to support the move to the public markets.

Fixed cost of goods sold was the primary driver of the nearly $2M decrease in controllable costs, while Adjusted SG&A remained relatively flat from the prior year period.

Operational costs benefited from both continued progress on transformation initiatives and the benefit of similar actions completed in prior quarters. We reinvested a portion of the savings to enhance service quality. While headcount related costs continued to benefit from previous transformation actions these savings were offset by investments in additional capabilities to support the move back into the public domain. We have now lapped the benefit of the majority of our headcount reductions that were made under the transformation program since early 2020. Discretionary costs increased as travel became more frequent before the onset of new restrictions in our new fiscal year driven by the spread of the Omicrom variant.

Looking to our new fiscal year, we will be accruing for cash based employee incentive plans for the first time since 2019. and this will contribute to an expected year-on -year increase in Controllable Costs.

The right-hand side of the slide shows an update on our transformation benefits, with a cumulative $121M in completed and actions in process. This remains largely unchanged from the third quarter call as we continue to focus on driving existing initiatives to completion. In Q4 we generated annualized savings of $9M. Looking to the future, you can also expect more discussion on new transformation benefits related to employee and customer experience which we will provide more color on in our first quarter 2022 call.

Slide 13- Simeon Irvine- Free Cash Flow

Next, on slide 13, I’ll discuss full-year free cash flow and capital expenditures.

As you can see on the slide, our cash flow profile continues to be positive, with over $7M of Free Cash Flow for the year, which was above internal expectations. Unlevered Free Cash Flow of over $204M is a decrease of $6.7M or 3%, from the prior year, driven by lower working capital generation as we consolidated the step change in our working capital posture that we took 12 months ago. Cash interest was $2.1M higher for the full year of 2021 compared to that in 2020.

Full-year CAPEX decreased by $2M from 2020. The $47M of CAPEX in 2021 includes an accelerated investment to develop our new, leading edge, cloud native and hyper-scalable next generation messaging platform on which we expect to launch live services during Q1, 2022.

As I previously mentioned, we expect to guide on ’22 FCF once we can precisely determine how much our run-rate interest expense will decrease and hence our FCF will increase.

Slide 14- Simeon Irvine- ’22 Guidance

Lastly, slide 14 shows our 2022 guidance.

We are encouraged by our 2021 results and the momentum we’re seeing in our business headed into 2022. Consequently, we are raising our full-year 2022 forecasts for both top and bottom-line. We now expect full-year 2022 Revenues to be in the range of $840M to $875M, representing an increase of approximately 10% at the mid-point. We also expect full-year Adjusted EBITDA to be $235M to $245M, representing an increase of approximately 2% at the mid-point.

Finally, we expect Direct Profit to be in the range of $475M to $485M, or $480M at the mid-point.

Implicit within these forecasts is an assumption of a continued improvement in roaming related volumes in our Carrier business driven by the gradual removal of restrictions to international travel during the first half of our fiscal 2022.

We are excited about our future and look forward to sharing progress toward our 2022 expectations on future quarterly conference calls as we progress towards public equity ownership.

That concludes our prepared remarks, so I’ll turn back to Stanley to lead our Q&A.

Q&A

Q1 Stanley: Thanks Simeon. First question is about the guidance increase. What’s giving confidence and visibility into the ’22 outlook, and the double digit increases in Revenue and Adjusted EBITDA?

Andrew: We’re benefitting from the twin secular trend growth tailwinds – mobile messaging and 5G – impacting communications in 2022. On the Enterprise side, the transition from email to messaging as the primary means of communication is here to stay and if anything accelerates as consumers adopt and businesses roll out their digital transformations. We’re even seeing Enterprises shift to mobile messaging as their primary platform for internal engagement with employees.

In our Carrier segment, the combination of our IPX network reach with interoperability solutions including patent protected automatic network recognition software makes our solutions a de-facto standard for this growing and innovative industry. There’s a strong pipeline for our solutions. I mentioned Evolved Mobility, which only Syniverse provides that improves Carrier deployment time on 5G networks while lowering network costs and does these while preserving profit pools from international 3G roaming. There’s robust interest in our Blockchain based billing platform that allows our customers to monetize 5G transactions and in our white label Private Network solution.

So, we’re feeling confident in our outlook and our innovations offer higher revenue, lower cost, faster time to market or all three value drivers to our customers in both segments. That’s underpinning our confidence in the double digit revenue CAGR.

Q2 Stanley: Ok, and although the Q4 and FY21 revenue and Adjusted EBITDA growth rates were within that double-digit long-term growth rate you mentioned, Simeon, it decelerated from Q321: Was that due to seasonality or to other factors?

Simeon: Thanks Stanley, a lot of the new growth products Andrew mentioned have inherently lumpy revenue contribution profiles, particularly in the early phases of their market adoption. It means that while we’re very confident in our organic, multi-year growth profile, the timing of those new contributions can vary from quarter to quarter. That’s partly because if one operator includes our technology in let’s say, BCE or Blockchain enabled charging for 5G use-cases, it’s likely other operators will follow suit as that becomes a de-factor standard and you get more reference design wins. That’s also one reason we’re giving annual guidance rather than quarterly guidance.

From a phasing standpoint, we called out during the Q321 call that the 30% growth, which was well above trend, was helped by wholesale messaging revenues emanating from Asia Pacific that are inherently more volatile. Q1 tends to be seasonally weaker but without giving discrete guidance, we feel we’re off to a solid start and that’s reflected in our FY 22 guidance as well.

Q3 Stanley: So, although there’s confidence in the long-term outlook, how should investors think about the pivot to growth, especially in the Carrier segment?

Andrew: Great question. Well, we faced three major headwinds, and all of them are abating or have abated. First, revenues from legacy products like picture mail and legacy technology such as CDMA were a large portion of our revenue structure but are now de-minimis and we expect that the CDMA revenues will disappear completely by early 2023. Second, we were impacted by changes in regulation that deflated Carrier profit pools in roaming especially in Europe and Asia. Third, as we began emerging from these regulatory and technology headwinds, Covid-19 affected roaming volumes especially on a Transatlantic and cross Asia-Pacific basis. We estimated almost a $30 Million effect on 2020 FY revenues and another $20 Million on 2021 FY revenues.

2022 is the year those headwinds shift to tailwinds. In simple maths the 5% mid-term revenue CAGR breaks into approximately 1% from the unwind of Covid-19 headwinds, 2% growth in 5G volumes and 2% from 5G use cases. Growth will come about from increasing our up-sell of products to existing customers. We already sell to 800+ Carriers worldwide but as we move to more MSA like than individual product pricing, there’s an opportunity for us to go up the stack and increase our multi-product penetration from customers, increase lifetime customer value and increase wallet share.

2021 showed our fastest rate of revenue growth since 2013 and we’re well above pre-COVID 2019 sales so the plan is working.

But given our relevance in the ecosystem, our IP is likely still under-monetized. There are other competitors in the market-place so the best way to monetize our IP is via increasing our sell-through, offering more for more innovation-wise, solving our customers pain points, and taking pricing on the back of that additional value we’re providing. That’s our game-plan for ’22 and beyond.

Q4 Stanley: What about the balance between revenue and profitability growth: Why is revenue growing faster than Adjusted EBITDA and Direct Profit and when does that start to renormalize?

Simeon: Stanley, the answer comes down to mix shift. Enterprise revenues which are growing quickly—a 27% CAGR through 2025 in our forecasts—contain message termination fees that are included in both revenue and cost while most of our Carrier segment does not have these. If you strip out the message termination or “MT” fees and look on a net basis, the two businesses look much more alike. This is one reason we use direct profit, a net rather than gross measure, to evaluate the performance of our segments. We manage the business much more on a $ based direct profit contribution than on a margin basis so we are confident that we will continue growing in $ terms at a double digit growth rate no matter the lower contribution percentage margins when measured on a gross basis. The percentage growth rate in dollars is more meaningful to us than the % margins and accounting constructs around gross revenue versus net profitability.

Q5 Stanley: And how significant was Twilio to that growth?

Andrew: Well, we disclosed Stanley, in the Proxy that Twilio was a $21.5M revenue customer in Fiscal ’20 and we expect that to grow to $200 million by fiscal ’25. That means Twilio “turbo-charges” our revenue growth but only accounts for 30% of it so the other 70% comes from everyone else and is pretty reasonably distributed.

Strategically, to evolve to the next generation of messaging takes breadth of distribution and five nines or 99.999% reliability or quality of service. Our IPX network helps ensure that Twilio’s customer engagement platform can continue to deliver the quality and reliability necessary to move to more advanced forms of messaging particularly those involving AI capabilities and imbedded video. By working with us, they gain assurance around the distribution of messaging traffic. We think we help future proof quality assurance on their growing messaging volumes by giving them confidence in the supply & distribution of their messaging capability.

From a valuation standpoint, the Twilio agreement, with additional commitments to us triggered upon close of the merger with MBAC, accelerates our pivot to a messaging centric company. In Q421, Enterprise which includes our enterprise messaging services comprised nearly 46% of our Group Revenue. We previously expected that cross-over from Carrier to Enterprise becoming our largest revenue business to occur in 2024 and when it comes as it surely will do, it will be very interesting from a valuation standpoint because we will then be more like a pure CPaaS company which commands significantly higher multiples compared to the 12.1x multiple of adjusted EBITDA implied in our SPAC merger valuation

Q6 Stanley: Some investors have asked us, what happens at the end of the three year agreement with Twilio? Could they ever try to leverage their added scale to get their own direct connections with Carriers?

Andrew: Overall, it is not easy to obtain a direct connection. Carriers are very selective about who they permit to connect to their networks. Our reputation with them as THE trusted intermediatory in the mobile ecosystem – a position we’ve built over three decades means that we are in a much better position to obtain and retain direct connections than many other players in the CPaaS ecosystem providing them.

We see this partnership with Twilio as the beginning of a long-term arrangement. Twilio has already been a customer for approaching roughly eight years and we both believe the future of mobile communications lies in messaging: The most valuable space on your mobile phone is the messaging app from a perspective of response rate, immediacy, and engagement. Jeff Lawson at Twilio has repeatedly said that and we agree.

In addition to our North American operations, Syniverse has direct connections in international markets, especially in Europe and Asia Pacific. Twilio is also growing rapidly outside the US and at the right time for both sides, we’d welcome extending our agreement with them to cover geographies outside North America. Our forecasts for 2022-2025 are based purely on serving their A2P and 10DLC volumes in North America so there could be upside to our forecasts, but we and Twilio are keen to begin a deeper engagement with them as strategic investors in us.

Q7 Stanley: Unlike many equity raises, the primary use of free cash flow for Syniverse will be deleveraging? Why not invest the new capital to fuel faster top-line growth?

Simeon: We’ll do both at the same time! Our plans envisage capex to be maintained at approximately 7% of revenues, so, compounded with our revenue growth, this translates to about 70% growth in $ terms from 2021 to 2025.

Under the current capital structure interest expense amounts to approximately $140M per annum. We will use the merger proceeds and the concurrent equity contributions to delever to 3.7x Net Debt/ Adjusted EBITDA at closing, significantly reducing our cash interest burden. Thereafter, we’ll direct surplus cash flows to further delever and of course, by continuing to reduce debt, we will further reduce interest expense and drive further growth in free cash flow.

Post-closing, we will use a portion of our free cash flow to invest in growth and innovation. More investment in innovation leads to more opportunities and enables us to and lets us spin our flywheel of investment, innovation, and scale even faster.

Andrew: Let me build on some of Simeon’s answer there, Stanley. From a shareholder value creation standpoint, deleveraging gives another path to value creation. Starting out, we’re a leveraged GARP or “Growth at a reasonable price” equity. We have a lower multiple than the S&P 500 but over triple the growth in Revenue or Adjusted EBITDA per share. I get that too, we’re a new again company to the public equity markets. I do know that value should follow earnings growth over the long term as so our shareholders can win first from that organic earnings growth at the 15% CAGR to 2025 we’ve discussed, driven by the twin tailwinds from 5G and messaging

They win again via earnings mix, as our Revenue, Direct Profit and Adjusted EBITDA skews more towards our Enterprise segment where publicly listed Communications Platform as a Service or CPaaS peers carry higher valuation multiples.

Then, both shareholders and credit investors both win as we deleverage from 3.7x at merger close to 2.0x by YE 2024 and mechanically accrue value to equity.

Few de-SPACs have our financial scale and profitability with over $850 Million revenue and a projected $240 Million Adjusted EBITDA in 2022, or a critical role in their industry’s value chain as we have, underpinned by a 35 year track record of innovation.

Based on profitability, we expect to generate a high proportion of the Communications Platform as a Service sector’s Adjusted EBITDA in 2022. I expect that when we guide to Free Cash Flow in Q122, we will generate more free cash than is expected from the rest of the CPaaS sector combined.

So, for investors looking for a GARP way to participate in 5G and the messaging revolution, welcome to Syniverse.

Q8 Stanley: Great stuff. Andrew, Simeon, what would you like investors to know about Syniverse as a prospective equity investment?

Andrew: Yep, there’s a couple of other points there, Stanley. We’re a high quality and globally diverse business offering mission critical connectivity and interoperability in the mobile ecosystem. We have twin secular tailwinds at our back: As 4G evolves to 5G standalone and Enterprises accelerate their digital transformation around mobile messaging, we win. Shareholders win as our profit scales and as our incremental margin dollars skews towards a higher proportion from higher multiple CPaaS. Deleveraging will sling-shot our FCF especially from ’23 onward as we reinvest our saved interest expense back into investment in innovation and growth that spins our flywheel even faster.

Stanley: Thanks Andrew and Simeon, and thanks to investors for listening into today’s call. Check out investors.syniverse.com for more frequently asked questions about us or send an SMS to 8136141070 to meet with a member of the Syniverse IR team. Thanks for tuning in, and good-bye from Tampa.

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